Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-152590) and Form S-8 (Nos. 33-71094, 33-77770, 33-78026, 333-36897, 333-73139, 333-35666, 333-35672, 333-35648, 333-59130, 333-105919, 333-105920, 333-135700) of Roper Industries, Inc. of our report dated February 25, 2011  relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Atlanta, Georgia

February 25, 2011